UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, IN	46809
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Franklin Electric Co., Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on February 19, 2014 (the “Prior 8-K”), announcing R. Scott Trumbull’s retirement as Chief Executive Officer effective May 2, 2014, Gregg C. Sengstack’s appointment to succeed Mr. Trumbull in that role and Mr. Trumbull’s remaining as non-executive chairman of the Company.
The purpose of this Current Report on Form 8-K/A is to amend the Prior 8-K to report that on May 2, 2014, coincident with the effective date of his appointment as President and Chief Executive Officer, the Board of Directors and the Management Organization and Compensation Committee of the Board of Directors approved the following elements of compensation for Mr. Sengstack in his new role as Chief Executive Officer and President: (i) an annual base salary of $650,000, commencing May 2, 2014; (ii) a target bonus of 100% of annual base salary, commencing May 2, 2014; and (iii) equity grants under the Franklin Electric Co., Inc. 2012 Stock Plan with an aggregate dollar value of $668,000, consisting of 40% stock options, 30% restricted stock units and 30% performance stock units.
Other than his employment relationship, there has been no transaction, or proposed transaction since December 29, 2013, to which the Company was or is to be a party and in which Mr. Sengstack or any member of his immediate family had or is to have a direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Sengstack and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.
In connection with his retirement, Mr. Trumbull has entered into a Retirement and Consulting Agreement (the “Retirement Agreement”) with the Company dated May 2, 2014, the effective date of his retirement (the “Retirement Date”). A copy of the Retirement Agreement is attached to this Current Report on Form 8-K/A as Exhibit 10.1 and incorporated herein by reference.
The material terms of the Retirement Agreement are as follows: For the period beginning with the Retirement Date and ending at the conclusion of the 2015 Annual Meeting of Shareholders, Mr. Trumbull will serve as Non-Executive Chairman of the Board of Directors. For such Board service, Mr. Trumbull will be entitled to the following compensation: (i) a $60,000 annual retainer; and (ii) an additional $125,000 retainer for services as Non-Executive Chairman. For the period beginning with the Retirement Date and ending December 31, 2014, Mr. Trumbull will provide to the Company certain consulting services stipulated in the Retirement Agreement, as well as any additional consulting services as may be mutually agreed upon by him and the Board of Directors. For his consulting services, Mr. Trumbull will be entitled to the following compensation: (i) $218,000 for the eight-month period ending December 31, 2014; (ii) participation in the Company’s Annual Bonus Program for 2014, with a target bonus opportunity equal to $592,500; and (iii) reimbursement for any reasonable expenses incurred by him in the performance of his consulting services.
Item 9.01. Financial Statements and Exhibits
Exhibit Description
10.1 Retirement and Consulting Agreement dated May 2, 2014 between Franklin Electric Co., Inc. and R. Scott Trumbull
The remainder of the information contained in the Prior 8-K is not hereby amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: May 6, 2014	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Retirement and Consulting Agreement dated May 2, 2014 between Franklin Electric Co., Inc. and R. Scott Trumbull